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                                                                    Exhibit 10.1

CONFIDENTIAL TREATMENT

     Note: Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated herein with asterisks (****).

                               ALLIANCE AGREEMENT

     This Alliance Agreement ("AGREEMENT") is entered into as of the 29th day of October, 2002, by and among Hardinge Inc., a New York corporation ("HARDINGE"), BPT IP, LLC, a Delaware limited liability company ("BPT"), and Bridgeport Machines Limited, a limited liability company incorporated in England and Wales ("BML").

                              PRELIMINARY STATEMENT

     Hardinge, BML and BPT Holdings, Inc., the parent corporation of BPT, previously entered into that certain Letter of Intent dated as September 16, 2002 (the "LOI"), pursuant to which the parties agreed to pursue negotiations towards a definitive agreement based on a Memorandum of Understanding attached to the LOI (the "MOU"). The parties now desire to enter into this Agreement in furtherance of their business relationships. Therefore, intending to be legally bound by this Agreement, and in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Hardinge, BPT and BML agree as follows:

                                    AGREEMENT

     Section 1. DEFINITIONS. As used in this Agreement, each of the defined terms set forth below has the following meaning:

     ACCESSORY means an accessory product, the purpose of which is to augment the function of a Product, and does not include a Spare.

     AFFILIATE means, with respect to a particular entity, any other entity directly or indirectly controlling, controlled by or under common control with, such entity. For purposes of this definition, "control" means the ownership or control, by contract or otherwise, of more than 50% of the voting securities of an entity, or the right to appoint or elect a majority of the Board of Directors of an entity.

     BMI means Bridgeport Machines, Inc., a debtor in possession.

     BMI PRODUCT SERVICES means service engineering and technical support services ***********************************************************************
**** for products produced prior to the date of this Agreement by the Connecticut facility of BMI, such products including but not being limited to knee mills and the XV range of Vertical Machine Centers.

     BML PROGRAM MANAGER means the person designated from time to time by BML to perform certain obligations on behalf of BML as contemplated in Section 2 below.

     CHANGE OF CONTROL TRANSACTION is defined in Section 10.3.

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     CONTROL is defined in Section 10.3.

     COPYRIGHTS means the United States copyrights listed on SCHEDULE A to this Agreement, as that Schedule may be amended from time to time by the parties.

     ELMIRA FACILITY means the office, manufacturing, warehousing and distribution facility owned by Hardinge located at One Hardinge Drive, Elmira, New York.

     FORCE MAJEURE EVENT is defined in Section 6.4.

     GOVERNING DOCUMENTS means with respect to any entity, (a) the articles or certificate of incorporation, formation or association, and bylaws of a corporation; (b) all shareholders' agreements, voting agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such corporation or relating to the rights, duties and obligations of the shareholders of such corporation, or any operating agreement incorporating any or all of the foregoing elements; and (c) any amendment or supplement to any of the foregoing.

     HARDINGE PROGRAM MANAGER means the person designated from time to time by Hardinge to perform certain obligations on behalf of Hardinge as contemplated in
Section 2 below.

     INTELLECTUAL PROPERTY RIGHTS means the Patent Rights, Marks and Copyrights, collectively.

     KNEE MILL PRODUCTS means products falling under the description "Milling machines, knee-type, UK customs tariff codes 845951 00 (numerically controlled) and 845959 00 (other) as defined in section XVI of the UK Customs Tariff volume 2, section VI.

     MARKS means the United States and Canadian trademarks and trade names listed on SCHEDULE A to this Agreement, as that Schedule may be amended from time to time.

     NET SALES means the gross sales price actually charged in the sale of a (i) Product, (ii) a Spare, (iii) an Accessory or (iii) any other item bearing any Mark, less:

     (i) customary trade, quantity or ************** (other than in respect of sales to BML, BPT or their Affiliates), rebates, and non-affiliated brokers' or agents' commissions actually allowed and taken;

     (ii) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of the specified Products and actually paid or allowed; and

     (iii) in the case of Products, Accessories and Spares only, amounts charged for Product Services sold at the same time as the specified Products, Accessories or Spares, PROVIDED that any such Product Services are separately charged and itemized.

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For purposes of this Agreement, a "sale" shall be deemed to occur upon the earlier of (i) the date of an invoice for a Product, Accessory, Spare or other item bearing any Mark sold or transferred by Hardinge to any third party, or
(ii) the date on which a Product, Accessory, Spare or other item bearing any Mark is shipped for delivery to any third party.

     PATENT RIGHTS means those United States patents listed on SCHEDULE A to this Agreement, as that Schedule may be amended from time to time.

     PRODUCTS means those BML products listed on SCHEDULE B to this Agreement, as that Schedule may be amended from time to time.

     PRODUCT SERVICES means service engineering and technical support services for Products, Spares and Accessories.

     PRODUCT WARRANTY means the warranty or warranties to be offered by Hardinge in connection with the sale of Products, Accessories or Spares, in the form attached as SCHEDULE C, ********************************************************
*******.

     REPRESENTATIVE means, with respect to a particular person, any director, officer, manager, employee, agent, consultant, adviser, accountant, financial adviser, legal counsel or other representative of that person.

     ROYALTIES means the amount payable to BML by Hardinge in connection with the sale of Products, Accessories, Spares and other items bearing any Mark, as set forth in Section 6.1 of this Agreement.

     SPARES means spare parts for (i) Products, (ii) Accessories, and (iii) products and accessories manufactured or sold prior to the date of this Agreement by BMI, including but not limited to knee mills and the XV range of Vertical Machine Centers.

     TECHNICAL INFORMATION means all information owned by BPT and BML to the extent that it is required for the manufacture of the Products, Accessories and Spares, including but not limited to blueprints, designs, schematics, drawing, specifications, computer source and object code, customer lists, and proprietary rights and assets of a similar nature.

     TERRITORY means the United States of America, Canada and Mexico, and their respective territories and possessions, together with such other countries that the parties may subsequently agree upon in writing from time to time.

     TRANSITION LICENSE AGREEMENT means that certain transition license agreement by and between BMI and BPT dated September 10, 2002.

     US GAAP means generally accepted accounting principles for financial reporting in the USA applied on a consistent basis during the term of this Agreement and in a manner consistent with Hardinge's previous practice.

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     Section 2.  ALLIANCE MANAGEMENT.

     2.1. APPOINTMENT OF PROGRAM MANAGERS. Each of Hardinge and BML agree to appoint, and maintain at all times during the term of this Agreement, respective Program Managers to assist in the implementation and efficient execution of this Agreement. The initial Hardinge Program Manager is Ricky Elliott, and the initial BML Program Manager is Miles Arnone. Each of Hardinge and BML may replace their respective Program Manager at any time and from time to time during the term of this Agreement by advance written notice to the other, subject to the prior written consent of the other, such consent not to be unreasonably withheld. Each of the Hardinge Program Manager and the BML Program Manager shall devote 100% of their respective business time and energies to the management of the relationship among the parties. In the case of Hardinge, the Hardinge Program Manager shall report to the President of Hardinge or a senior level executive of Hardinge specifically designated by the President of Hardinge for such purpose. In the case of BML, the BML Program Manager shall report to the Managing Director of BML or a senior level executive of BML specifically designated by the Managing Director of BML for such purpose.

     Except as otherwise mutually agreed by the parties, Hardinge agrees to provide at its expense office accommodations to the BML Program Manager at the Elmira Facility necessary and appropriate for the performance of his duties for BML under this Agreement. At all times during the term of this Agreement, Hardinge will provide the BML Program Manager with reasonable access to the Elmira Facility (and such other facility as may be mutually agreed upon by the parties for the production of Products and Spares) and Hardinge personnel in order to monitor, observe and discuss the efforts of the parties with respect to all aspects of this Agreement, including without limitation the design and production of Products, Accessories and Spares, measurement of inventory levels and conditions, sales, marketing and customer and vendor support functions, engineering matters, and other matters reasonably deemed necessary or appropriate by BML.

     2.2. DUTIES OF PROGRAM MANAGERS. The Program Managers will have the first and overall responsibility for the management of the relationship of Hardinge and BML. In that respect, and except as contemplated in Section 3 below, the Program Managers will meet not less often than monthly at the Elmira Facility to review all aspects of the relationship of the parties pursuant to this Agreement, including (i) the creation of a detailed plan and schedule setting forth the actions to be taken by Hardinge to become fully operational with respect to the sale and service of Products, Accessories and Spares, and Hardinge's progress in achieving such plan, as contemplated in Section 3 below,
(ii) monitoring and measurement of operations, quality control and service levels provided by Hardinge with respect to the Products, Accessories and Spares, (iii) the status and performance of distributors of the Products, Accessories and Spares, (iv) the status of engineering and design projects, (v) warranty, discount and other matters related to customers, (vi) monthly sales, profits and margins related to the Products, Accessories and Spares, and (vi) such other matters as the Program Managers or the parties may determine are appropriate or necessary from time to time during the term of this Agreement.

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     2.3     QUARTERLY REVIEWS. Commencing on or about December 31, 2002, and on or about the last day of each calendar quarter thereafter during the term of this Agreement, the parties agree that their respective Program Managers will meet together with the President of Hardinge and the Managing Director of BML to review and discuss all aspects of the relationship among the parties. Such meetings will occur at the Elmira Facility, or at such other locations as the President of Hardinge and the Managing Director of BML shall agree.

     2.4 EXPENSES. Except as set forth in Section 2.1 above, each of Hardinge and BML shall bear all costs and expenses incurred with respect to their respective Program Managers, including salaries, benefits and travel costs and expenses.

     Section 3.  STARTUP MATTERS.

     3.1 INITIATION OF PRODUCTION AND SALES. It is the intention of the parties that Hardinge will be promoting and offering for sale, and selling and servicing, the Products, Accessories and Spares in the Territory on or before April 1, 2003 (the "LAUNCH DATE"). Subject to the terms of this Agreement, Hardinge agrees to use its best commercial efforts to achieve that goal, and agrees to provide a detailed plan for such effort to the BML Program Manager on or before December 1, 2002, which plan must be reasonably acceptable to BML (the "STARTUP PLAN"). In order to support such efforts by Hardinge, BML agrees to consult with Hardinge in connection with the creation of the Startup Plan as Hardinge may reasonably request.

     3.2 ACQUISITION OF CERTAIN ASSETS. The parties acknowledge that the efforts of the parties to meet the Launch Date may be assisted by the purchase of certain machines, tooling, parts, raw materials, and other critical physical assets owned by BMI located in Bridgeport, Connecticut. Hardinge agrees that it will use commercially reasonable efforts to purchase all or such portion of the BMI assets, at the cost and expense of Hardinge, as are necessary or appropriate to achieve the Launch Date and the efficient introduction of the Products, Accessories and Spares within the Territory, PROVIDED that in no event will Hardinge be required to pay a purchase price for such assets in excess of fair market value. BML agrees to use its best commercial efforts to assist Hardinge in identifying such assets.

     3.3 KEY PERSONS. The parties acknowledge that certain current and former employees of BMI may be beneficial to the successful creation and implementation of the Startup Plan, the launch of the Products, Accessories and Spares, the distribution, sale and promotion of the Products, Accessories and Spares, and the provision of Product Services. To that end, promptly following the execution of this Agreement the BML Program Manager will identify and submit to the Hardinge Program Manager a list of suggested persons to be considered for employment by Hardinge. Upon the mutual agreement of the Program Managers of the identities of such persons, or any other persons from time to time identified by the Program Managers as such a person (the "KEY PERSONS"), Hardinge agrees that it will use good faith, reasonable efforts to employ the Key Persons at compensation levels to be determined by Hardinge in its sole discretion. If and to the extent any Key Persons become employed by Hardinge, Hardinge may terminate any or all of the Key Persons in the sole discretion of Hardinge, PROVIDED that if Hardinge determines to terminate the employment of any Key Person it will first provide the

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BML Program Manager with at least ten (10) days' prior written notice of such intention in order to permit BML to determine if BML desires to offer employment to such Key Person. To the extent that roles necessary to meet the objectives of this Agreement and intended to be filled by Key Persons remain vacant, BML agrees that it will use good faith, reasonable efforts to identify BML personnel to fill any such roles. Hardinge shall be responsible, and shall reimburse BML, for the costs and expenses with respect to any such BML personnel utilized to fill such roles, including salaries, benefits, travel and lodging costs (other than relocation and travel costs with respect to BML personnel relocated or travelling from anywhere outside the Territory) and expenses. Upon termination of this Agreement for any reason, Hardinge agrees it will use good faith efforts to assist BML in offering employment to, and procuring the employment of, such of the Key Persons as BML shall determine in its sole discretion.

     3.4 STAFFING. Hardinge shall use its reasonable efforts to employ or engage sufficient personnel during the term of this Agreement to ensure the successful creation and implementation of the Startup Plan, the launch of the Products, Accessories and Spares, the distribution, sale and promotion of the Products, Accessories and Spares, and the provision of Product Services.

     Section 4.  GRANT OF RIGHTS.

     4.1 RIGHTS TO MANUFACTURE IN THE TERRITORY. Subject to the terms of this Agreement, BML hereby grants and agrees to grant, and Hardinge hereby accepts, the exclusive right to manufacture Products, Accessories and Spares in the Territory. While this Agreement remains in effect, each of BML and BPT agrees that it will not, and will not permit any of its Affiliates to, nor will it grant to any third party any right to, manufacture Products, Accessories and Spares in the Territory, subject to the terms and conditions of the Transition License Agreement, for so long as such agreement remains in effect in accordance with its terms.

     4.2 MANUFACTURING RIGHT OF FIRST REFUSAL OUTSIDE THE TERRITORY. For purposes of this Section 4.2, a "CONTINGENT PURCHASE ORDER" means an order for Products, Accessories and/or Spares received by BML during the term of this Agreement from a customer outside the Territory and specifying the price and terms upon which such customer is prepared to purchase such Products, Accessories and/or Spares. If BML wishes to enter into an arrangement with a third party (the "THIRD PARTY") for the manufacture by the Third Party of the Products, Accessories and/or Spares required to fulfil a Contingent Purchase Order (the "THIRD PARTY MANUFACTURING ARRANGEMENT" and the "RELEVANT GOODS" respectively), BML shall first give written notice to Hardinge specifying the details of the Contingent Purchase Order and of the Third Party Manufacturing Arrangement. Within the *********** day period following receipt of such notice (the "PREEMPTION PERIOD"), Hardinge may give written notice to BML stating that it wishes either (i) to manufacture (either directly or by way of subcontracting (in the case of the latter, subject always to the provisions of Section 4.7)) and sell to BML the Relevant Goods at a price and on terms no less favorable to BML than those specified in the Third Party Manufacturing Arrangement, or (ii) to enter into an arrangement directly with the Third Party pursuant to which Hardinge would buy the Relevant Goods from the Third Party and sell them on to BML at a price and on terms no less favorable to BML than those specified in the Third

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Party Manufacturing Arrangement. If Hardinge fails to give such notice within the Preemption Period, BML shall be entitled to make such arrangements for the manufacture of the Relevant Goods as it may in its sole discretion determine in order to fulfil the Contingent Purchase Order. If Hardinge gives notice within the Preemption Period in accordance with subpart (i) above, BML shall promptly issue a purchase order to Hardinge for the Relevant Goods and Hardinge shall, promptly on receipt of such purchase order, issue a purchase order acceptance to BML, provided that, if such purchase order is not fulfilled within the period for delivery of the Relevant Goods specified in such purchase order, BML shall be entitled, on ********* days' prior written notice to Hardinge, to make such arrangements for the manufacture of the Relevant Goods as it may in its sole discretion determine in order to fulfil the Contingent Purchase Order. If Hardinge gives notice within the Preemption Period in accordance with subpart
(ii) above, Hardinge shall use its best efforts promptly to enter into a binding agreement with the Third Party for the manufacture by the Third Party of the Relevant Goods at a price and on terms no less favourable to BML than those specified in the Third Party Manufacturing Arrangement, and BML and Hardinge shall at the same time issue a purchase order and a purchase order acceptance, respectively, for the resale by Hardinge to BML of the Relevant Goods, provided that if such purchase order is not fulfilled by Hardinge within the period for delivery of the Relevant Goods specified in such purchase order, BML shall be entitled, on ******** days' prior written notice to Hardinge, to make such arrangements for the manufacture of the Relevant Goods as it may in its sole discretion determine in order to fulfil the Contingent Purchase Order.

     4.3 RIGHTS TO SELL. Subject to the terms of this Agreement, BML hereby grants and agrees to grant, and Hardinge hereby accepts, the exclusive right to sell Products, Accessories and Spares in the Territory. While this Agreement remains in effect, each of BML and BPT agrees that it will not, and will not permit any of its Affiliates to, and nor will it grant to any third party any right to, sell Products, Accessories and Spares in the Territory, subject to the terms and conditions of the Transition License Agreement, for so long as such agreement remains in effect in accordance with its terms.

     4.4 GRANT OF PATENT RIGHTS AND TECHNICAL INFORMATION LICENSE. Subject to the terms of this Agreement, BPT hereby grants and agrees to grant to Hardinge, and Hardinge hereby accepts, the exclusive right to use the Patent Rights and Technical Information, to make, have made, use, import and sell Products, Accessories and Spares within the Territory. BML agrees that promptly following the date of this Agreement it shall deliver or cause to be delivered copies or originals of all Technical Information, and shall assist Hardinge in assessing the Technical Information for purposes of implementation of the Startup Plan and the manufacture, distribution, sale and promotion of the Products, Accessories and Spares and the provision of Product Services.

     4.5 GRANT OF MARKS LICENSE. Subject to the terms of this Agreement, BPT hereby grants and agrees to grant to Hardinge, and Hardinge hereby accepts, the exclusive right to use the Marks upon or in relation to, and only upon or in relation to, the marketing, promotion, advertisement and distribution of the Products, Accessories and Spares within the Territory.

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     4.6     RESERVATION. Hardinge acknowledges and agrees that the Intellectual
Property Rights and the Technical Information are and shall remain the sole and exclusive property of BPT, and that unless otherwise specifically and expressly granted to Hardinge pursuant to this Agreement any and all rights in and to the Intellectual Property Rights and the Technical Information are hereby irrevocably reserved to BPT. Hardinge further acknowledges and agrees that (i) no title in or to any of the Intellectual Property Rights or the Technical Information is transferred to Hardinge pursuant to this Agreement, (ii) it shall not use the Intellectual Property Rights or the Technical Information for any purpose other than the purposes set forth in this Agreement, (iii) it will not represent or assert to any third party any claim of ownership in or to the Intellectual Property Rights or the Technical Information, (iv) it will not bring any action or assert any claim, or directly or indirectly assist any other person or entity to bring any action or assert any claim, challenging the ownership by BPT, or the validity, of the Intellectual Property Rights or the Technical Information, at any time during or after the term of this Agreement, and (v) it will not adopt, use or register at any time during or after the term of this Agreement, any word or symbol, or combination of words or symbols, which are identical or similar to any Mark.

     4.7 THIRD PARTY RIGHTS. The parties acknowledge that it may be advisable for Hardinge to subcontract the manufacture or assembly of certain Products, Accessories or Spares, and that in connection with any such subcontract a third party manufacturer may require a license to some or all of the Intellectual Property Rights and the Technical Information. BPT hereby agrees that, upon the written request of Hardinge, it shall consider any such request in good faith and, if so determined by BPT in its discretion, shall grant a license of such Intellectual Property Rights and/or Technical Information as BPT deems necessary or appropriate, or permit Hardinge to enter into a sub-license thereof in a form and substance acceptable to BPT, in order for such third party to enter into a supply relationship with Hardinge.

     4.8 INFRINGEMENT CLAIMS. Hardinge agrees that it will promptly notify BPT and the BML Program Manager in writing if it becomes aware of any infringement or possible infringement, or other misappropriation or illegal use, of any Intellectual Property Right or Technical Information in or outside of the Territory. BPT and BML shall be responsible for, and shall have the sole discretion with respect to any prosecution or settlement of, any action brought by BPT to enforce its rights in the Intellectual Property Rights or the Technical Information. BPT shall be solely responsible for the settlement or abandonment of any proceeding brought by BPT pursuant to this Section 4.8, and shall have the right to retain all recoveries, damages and other remedies obtained as a result of any such proceeding. Hardinge agrees that it shall provide such cooperation as is reasonably requested by BPT with respect to any enforcement action brought by BPT, PROVIDED that BPT will reimburse Hardinge for any and all reasonable out of pocket expenses incurred by Hardinge in so cooperating with BPT.

     Section 5.  PRODUCT MANUFACTURE, DESIGN, SERVICE AND PROMOTION.

     5.1 MANUFACTURE OF PRODUCTS, ACCESSORIES AND SPARES. The parties agree that Hardinge shall be responsible for the manufacture of Products, Accessories and Spares within the Territory, and that unless otherwise agreed in writing by BML, which approval will not unreasonably be withheld, such manufacturing shall occur at the Elmira Facility. Hardinge agrees that the Products, Accessories and Spares manufactured by, or for, Hardinge will be of

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good, merchantable quality commensurate with the quality of other Hardinge products comparable to the Products, Accessories and Spares. Hardinge agrees that it will maintain, or will cause to be maintained, manufacturing quality controls and processes with respect to the Products, Accessories and Spares which are no less rigorous than those maintained by Hardinge with respect to its own quality products. At all times during the term of this Agreement, Hardinge will use commercially reasonable efforts to make suggestions to (i) improve the quality and reliability of the Products, Accessories and Spares, (ii) enhance the specifications for the Products, Accessories and Spares in order to improve their marketability, and (iii) reduce the costs of manufacture of the Products, Accessories and Spares in order to increase sales volumes and profitability of the Products, Accessories and Spares. In furtherance of such obligations, Hardinge may implement changes to the designs and specifications of the Products, Accessories and Spares so long as (A) such changes do not materially affect the form or function of the Products, Accessories and Spares (which determination shall be promptly and reasonably made by BML prior to the implementation of any such change), and (B) Hardinge maintains complete and accurate records and drawings of all such changes. The Hardinge Program Manager will provide the BML Program Manager with a list of all changes implemented by Hardinge no less often than once monthly during the term of this Agreement. BML may from time to time propose changes to the designs and specifications of Products, Accessories and Spares in order to cure design defects, or alleged design defects, therein and Hardinge shall, having been consulted about such changes by BML, implement such changes, or cause such changes to be implemented, into the manufacture of the relevant Products, Accessories and Spares.

     5.2 DESIGN AND ENGINEERING CONTROL. Hardinge shall be responsible for providing production engineering, engineering drawings, and document control with respect to the Products, Accessories and Spares in accordance with its practices with respect to its own quality products. BML agrees to use good faith efforts to assist Hardinge with such responsibilities if and when BML determines that such assistance is practicable and of value to the manufacture and improvement of the Products, Accessories and Spares.

     5.3 OWNERSHIP OF DRAWINGS AND OTHER DOCUMENTS. The parties agree that all drawings, specifications, designs, blueprints and other documents of any kind or nature prepared by or at the direction of Hardinge pursuant to this
Section 5, together with all copies, abridgements, summaries, and derivative works made or derived therefrom, shall be and remain the sole and exclusive property of BPT and shall promptly be returned by Hardinge to BPT on termination of this Agreement for any reason.

     5.4 SERVICE AND WARRANTIES. Hardinge will be responsible for the marketing and sale of the Products, Accessories and Spares, and for the provision of the Product Services, in the Territory. Hardinge agrees that it will perform such obligations at a level of quality comparable to that performed by Hardinge with respect to comparable Hardinge Products. Hardinge will offer the Product Warranty with respect to all Products, Accessories and Spares, and will service all Product Warranty claims at its sole cost and expense.

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     5.5     SALES, MARKETING AND DISTRIBUTION.

             5.5.1 PROMOTION EFFORTS. Subject to Section 5.6 below, Hardinge agrees to use its reasonable commercial efforts to promote and sell the Products, Accessories and Spares in the Territory in a manner consistent with such efforts undertaken by Hardinge with respect to its own quality products, including print advertising, attendance at trade shows in the Territory, direct mail campaigns, and other similar efforts previously or hereafter employed by Hardinge with respect to any of its products. Such efforts will be at the cost and expense of Hardinge.

             5.5.2 TELEPHONE ORDERS. Without limitation of the foregoing, Hardinge agrees that it will at all times during the term of this Agreement
     (i) maintain, advertise and promote a dedicated "800" customer services number to enable customers to order Products, Accessories and Spares or request Product Services via telephone during normal business hours, or such extended hours as Hardinge may maintain for any of its other products and services, and (ii) advertise and permit the ordering of Products, Accessories, Spares and Product Services through any other standard telephone or other ordering systems maintained by Hardinge for its own comparable products. Upon termination of this Agreement for any reason, Hardinge shall assign the "800" number set forth above to BML or to such other person or entity as BML may designate, at no cost or expense to BML, unless such transfer is prohibited at such time by the relevant telephone carrier.

             5.5.3 WEBSITES. Hardinge currently maintains, and will maintain at all times during the term of this Agreement, a dedicated website for the promotion and sale of its products and services and the Products, Accessories, Spares and Product Services. During the term of this Agreement, BML agrees to maintain a dedicated website for the promotion and sale of its products and services. Promptly following the execution of this Agreement, the Program Managers will determine an efficient, secure method for creating links between the Hardinge and BML websites to facilitate the promotion, order and sale of the Products, Accessories, Spares and Product Services, it being the intention of the parties that such links will be operational on or before December 1, 2002. Each of Hardinge and BML will bear all costs and expenses related to their respective websites, and will share in equal portions any costs and expenses necessary to link their respective websites as contemplated above. Each website shall prominently display the link in such style and size as mutually agreed by the parties.

             5.5.4 DISTRIBUTION. Hardinge and BML acknowledge that it may be to their mutual benefit to reduce, expand, or otherwise rationalize the distributor network for the Products, Accessories, Spares and Product Services in the Territory. Consequently, Hardinge and BML agree to use good faith reasonable efforts throughout the term of this Agreement to consider and implement such changes to the distributor network for the Products, Accessories, Spares and Product Services in the Territory as they may mutually agree from time to time.

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     5.6     PROMOTION AND BRANDING.

             5.6.1 DEMONSTRATION PRODUCTS. At all times during the term of this Agreement, Hardinge will maintain appropriate and commercially reasonable numbers of demonstration Products, Accessories and Spares necessary to support a marketing and sales effort for the Products, Accessories and Spares that is at least as active as that Hardinge employs in respect of its own products.

             5.6.2 USE OF MARKS. Hardinge acknowledges and agrees that all Products, Accessories and Spares, and all packaging related to the Products, Accessories and Spares, will bear such of the Marks, in such size, styles and colors, as shall be determined by BML and BPT in their sole discretion. All such uses of the Marks, and any use in connection with the advertising, promotion or sale or the Products, Accessories or Spares in any medium of expression, must be approved in advance by the BML Program Manager prior to any publication or other public use. Once so approved, such use shall not be modified or altered in any way without the express prior written consent of the BML Program Manager. Hardinge shall have the right, subject to the prior written approval of the BML Program Manager, to display its names and marks in conjunction with the Marks, provided that such displays shall be subordinate to the Marks in size and position in a manner satisfactory to the BML Program Manager. Hardinge further agrees that it shall submit for written approval by the BML Program Manager all references, in whatever form, to Hardinge's involvement with, or manufacture, sale, distribution or promotion of, the Products, Accessories and Spares, prior to any publication or other public use of any such references in any medium of expression, PROVIDED that the consent of the BML Program Manager will not be unreasonably withheld.

             5.6.3 BML BRAND MANAGER. BML agrees that during the term of this Agreement it will provide to Hardinge, at no cost to Hardinge, the services of an experienced brand manager for the Products, Accessories and Spares on a full time basis.

             5.6.4 BML CONSENT. Notwithstanding any other provision of this Agreement, it is agreed that no Product, Accessory or Spare bearing any Mark shall be sold or marketed by Hardinge unless the prior written consent of the BML Program Manager has been obtained with respect to such use of such Mark.

     5.7 PROMOTION AND SALES OUTSIDE THE TERRITORY. BML agrees that it will use good faith, commercially reasonable efforts to promote the sale and distribution of Products, Accessories and Spares outside the Territory. BML will bear the costs of such efforts in the European market. BML and Hardinge agree that for the period ending December 31, 2002, BML shall bear the costs of such efforts in the Asian market. Thereafter, BML and Hardinge shall bear the costs of such efforts in the Asian market as they shall mutually agree. Any Products, Accessories and Spares purchased by BML from Hardinge for sale outside the Territory shall be paid for by BML at the prices and terms set forth in Section 8 below, and no Royalty shall be due thereon.

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     Section 6.  ROYALTIES ON PRODUCTS AND SPARES.

     6.1 ROYALTIES. In consideration of the licenses and other rights granted to Hardinge pursuant to this Agreement, Hardinge hereby agrees to pay to BPT Royalties of:

             (i) **% of the Net Sales of any Spares sold by Hardinge;

             (ii) **% of the Net Sales of any Products sold by Hardinge;

             (iii) **% of the Net Sales of any Accessories sold by Hardinge separately from the Products to which such Accessories relate; and

             (iv) **% of the Net Sales of any Accessories sold by Hardinge for use in conjunction with Products sold by Hardinge at the same time as such Accessories,

             PROVIDED that (i) no Royalties will be due or owing to BPT for any sales of Products, Accessories or Spares occurring prior to ***********, (ii) Hardinge will not be obligated to pay any Royalty on sales of Product Services, and (iii) ********************************************************************.

     6.2 MINIMUM ROYALTIES. For five (5) periods of 12 months, commencing with the twelve month period beginning November 1, 2003 (each such twelve month period referred to below as a "MINIMUM ROYALTY YEAR"), Hardinge will pay to BPT an amount equal to the greater of (i) zero and (ii) U.S.$1,000,000 minus the amount of any Royalties paid or payable in respect of Net Sales during such Minimum Royalty Year to BPT by Hardinge pursuant to Section 6.1 above.

     6.3     Calculation and Payment of Royalties.

             6.3.1 ROYALTY PAYMENTS. Subject to Section 6.1, Royalties shall be calculated and paid to BPT within ************ days following the end of each ********* month period, commencing with the ********* month period beginning on ***********. Minimum Royalties which may be owed with respect to any Minimum Royalty Year shall be paid within ************ days of the last day of such Minimum Royalty Year. Payments will be made to BPT by wire transfer to an account or accounts designated by BPT from time to time for such purpose. No Royalties shall be payable on sales to BML or its Affiliates.

             6.3.2 ROYALTY CALCULATIONS. At the same time that it makes payment of Royalties (and, if applicable, Minimum Royalties), Hardinge shall deliver to BPT a true and complete accounting of all sales of Products, Accessories and Spares during the period for which Royalties are due, with a separate accounting of sales and receipts by country within the Territory, and by each model or version of Product, Accessory or Spare.

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             6.3.3   RECORDS. Hardinge shall keep accurate and complete records in compliance with US GAAP applied on a consistent basis throughout the term of this Agreement and consistent with Hardinge's prior practice, in sufficient detail to permit the Royalties and Minimum Royalties payable under this Agreement to be determined. During the term of this Agreement and for a period of three (3) years following termination of this Agreement, Hardinge shall permit its books and records regarding the sale of Products, Accessories and Spares to be copied and audited or otherwise examined from time to time, upon reasonable notice from BPT, during normal business hours by BPT or any designated representative of BPT. Such examination shall be made at BPT's expense, except that if such examination discloses an underpayment of ************* (**%) or more in the amount of Royalties due BPT, then Hardinge shall forthwith reimburse BPT for the cost of such examination, including any professional fees incurred by BPT, in addition to the amount of any unpaid Royalties.

             6.3.4 FOREIGN PAYMENTS. If Hardinge receives payment in a currency other than currency which is legal tender in the United States of America in connection with a transaction giving rise to a payment obligation under this Agreement, then the payment required to be made by Hardinge under this Agreement shall be converted, prior to payment, into United States dollars at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the payment period in which such transaction occurred.

             6.3.5 OVERDUE PAYMENTS. Royalties due to BPT under this Agreement shall if not paid when due bear simple interest at the annual rate of **%, calculated on the basis of the number of days actually elapsed in a 365 day year, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Section shall be due on demand. The accrual or receipt by BPT of interest under this Section shall not constitute a waiver by BPT of any right it may otherwise have to declare a breach of or default under this Agreement and to terminate this Agreement.

     6.4 FORCE MAJEURE. "FORCE MAJEURE EVENT" means an event beyond the control of Hardinge which prevents Hardinge, for more than sixty continuous (60) days from the date of such event or for more than sixty (60) days in any ninety
(90) day period following the date of such event, from manufacturing seventy five per cent (75%) or more by dollar volume of the Products, Accessories and Spares that it was manufacturing immediately prior to the occurrence of such event (including fire, floods, terrorism, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions or acts of God, but expressly excluding strikes, lockouts or other labor disturbances at Hardinge premises). If a Force Majeure Event occurs, all performance obligations of Hardinge shall be suspended for the duration of such event to the extent such obligations are affected by such Force Majeure Event. If a Force Majeure Event occurs in a Minimum Royalty Year, such Minimum Royalty Year, and any remaining Minimum Royalty Years thereafter, shall be adjusted forward by the duration of such Force Majeure Event. Hardinge shall provide BML with prompt written notice of the occurrence of any event which would be a Force Majeure Event if it were to endure for more than sixty continuous (60) days.

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     Section 7.  ***************************.

     7.1     ***************.
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     7.2     *********.
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************************************.

     7.3 PROVISION OF BMI PRODUCT SERVICES. Hardinge agrees to provide, at its own cost and expense and during the term of this Agreement, the BMI Product Services in the Territory. Hardinge agrees that it will perform the BMI Product Services at a level of quality comparable to that performed by Hardinge with respect to comparable Hardinge products.

     Section 8   SUPPLY FOR SALES OF OTHER PRODUCTS.

     8.1 PURCHASES BY BML. At any time during the term of this Agreement upon the request of BML, Hardinge agrees to sell to BML, on warranty terms to be agreed, knee mills and

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spare parts (including but not limited to the Products, Accessories and Spares)
for sale by BML outside of the Territory. BML shall, in the case of knee mills, Products and Accessories so purchased, pay to Hardinge *************************
********************************************************************************
********************************************************************************
***************************. BML shall, in the case of spare parts and Spares so purchased, pay to Hardinge *****************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*********************. Amounts owing by BML to Hardinge pursuant to this Section 8 shall be paid in U.S. dollars. ***********************************************
****.

     8.2     PURCHASES BY HARDINGE. At any time during the term of this
Agreement upon the request of Hardinge, BML agrees to sell to Hardinge, on warranty terms to be agreed, spare parts for sale by Hardinge within the Territory. Hardinge shall, in the case of spare parts so purchased, pay to BML
********************************************************************************
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********************************************************************************
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********************************************************************************
**************************************************. Amounts owing by Hardinge to
BML pursuant to this Section 8 shall be paid in Pounds Sterling. The commercial terms (other than price) of the sales envisaged by Section 8.1 and by this
Section 8.2 shall be agreed between Hardinge and BML, provided that such terms shall be mutually reciprocal.

     Section 9   PRODUCT ENHANCEMENTS.

     9.1 PRODUCT ENHANCEMENTS. BML and Hardinge acknowledge their desire to work in a good faith, cooperative manner to increase their revenues from the sale of Products, Accessories and Spares, and to that purpose agree that enhancements of existing Products, Accessories and Spares ("PRODUCT ENHANCEMENTS") may be necessary or desirable. In order to enhance such efforts, BML and Hardinge agree that (i) either Program Manager may propose any Product Enhancement, which proposal the other Program Manager will consider in good faith, (ii) the Program Managers will work cooperatively during the term of this agreement to develop and design Product Enhancements which the Program Managers mutually and reasonably determine to pursue, (ii) determine appropriate marketing, distribution and sales strategies for any such Product Enhancements, and (iii) determine sourcing, pricing, discount and warranty strategies for any such Product Enhancements, in each case as the Program Managers shall mutually agree in writing. In particular, Hardinge will be responsible for providing estimates of production costs for any such Product Enhancement, but Hardinge shall not be liable in any respect for good faith estimates which prove to be inaccurate.

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     9.2     BUDGETS AND TIMETABLES FOR PRODUCT ENHANCEMENTS. If the Program
Managers determine to proceed with a Product Enhancement on the basis set forth in Section 9.1 above, the Program Managers will create a budget for each such Product Enhancement, including an estimate of necessary engineering support required, prototype costs (excluding manufacturing overhead), and other anticipated direct out-of-pocket expenses to be incurred. Based on such budget, the Program Managers will mutually agree on the responsibilities to be carried out by Hardinge and BML with respect to the development of such Product Enhancement. Hardinge and BML shall use reasonable efforts to carry out their respective responsibilities as so agreed. At the end of each twelve (12) month period during the development of a Product Enhancement (each such period being a "MODEL YEAR"), the Program Managers will determine the cumulative expenditures borne by each party in such Model Year and such cumulative expenditures will be borne in the aggregate ********** by Hardinge and ********* by BML, and the requisite adjustment payments to reflect such ratio will be made by making a credit against, or increase of, as appropriate, the next royalty payment falling due pursuant to Section 6.3.1. For purposes of this Section 9, each hour of engineering design and support work undertaken by either party will be charged at the rate of U.S. $*** per recorded hour. Notwithstanding the foregoing, any costs incurred under this Section 9 that do not affect the form, function or design of a Product Enhancement shall be paid by Hardinge, including costs related to quality control and improvements, manufacturing quality control, improvements and efficiencies, and other elements designed to reduce the manufacturing or distribution cost of a Product Enhancement.

     9.3 OTHER MATTERS WITH RESPECT TO PRODUCT ENHANCEMENT. BML shall have the final right to approve any Product Enhancement, such approval not to be unreasonably withheld. Any Product, Accessory or Spare so enhanced shall continue to be a Product, Accessory or Spare, as the case may be, for all purposes of this Agreement.

     9.4 OWNERSHIP OF PRODUCT ENHANCEMENTS. All rights, including but not limited to intellectual property rights, in and to any Product Enhancements, and any Technical Information, drawings, specifications, designs, blueprints and other documents of any kind or nature, together with all copies, abridgements, summaries, derivative works made or derived therefrom, related to any Product Enhancements, shall be and remain the sole and exclusive property of BPT and BML and shall promptly be returned by Hardinge to BPT and BML on termination of this Agreement for any reason.

     Section 10  TERM AND TERMINATION.

     10.1 TERM. This Agreement will commence on the date first written above, and shall continue thereafter for continuing periods of seven (7) years. Either party may give written notice of termination as of the 7th anniversary of the date of such termination notice. Notwithstanding the above, (i) either party shall have the right to terminate effective immediately upon the occurrence of any of the events or circumstances set forth in Section 10.2 below, and (ii) this Agreement, except the obligations set forth in Section 3.2, shall not become effective, and shall automatically terminate unless the parties otherwise agree, unless Hardinge shall have acquired the assets referred to in Section 3.2 on or before the 60th day following the date of this Agreement.

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     10.2    TERMINATION. Hardinge, on the one hand, and BML and BPT (acting jointly on the other hand and being treated as one party for all purposes of this Section 10, such that if only one is in default, or subject to a Change of Control Transaction, both are considered to be so affected), shall have the right (without prejudice to any of its other rights conferred on it by this Agreement or otherwise) to terminate this Agreement if the other:

     (a) is in default in payment of any amount required to be paid under this Agreement, and the defaulting party fails to remedy any such default within thirty (30) days after written notice thereof by the non-defaulting party;

     (b) is in material breach of or materially defaults with respect to any other provision of this Agreement, and the defaulting party fails to remedy any such breach or default within ninety (90) days after written notice thereof by the non-defaulting party;

     (c) shall, in the case of Hardinge or BPT, commence a voluntary case as a debtor under the Bankruptcy Code of the United States or any successor statute (the "BANKRUPTCY CODE"), or if an involuntary case shall be commenced against Licensee under the Bankruptcy Code and the petition in such case is not dismissed within forty-five (45) days of the commencement of the case, or if an order for relief shall be entered in such case, or if the same or any similar circumstance shall occur under the laws of any foreign jurisdiction; or

     (d) shall, in the case of BML only, have a receiver, administrative receiver, administrator or manager appointed over the whole or any part of its assets or business, or make any composition or arrangement with its creditors, or have made in respect of it an order or resolution for its winding up (other than for the purpose of solvent amalgamation or reconstruction).

     10.3 ACQUISITION BY DIRECT COMPETITOR. In addition, a party may terminate this Agreement upon written notice to the other party if the other party is the subject of a Change of Control Transaction pursuant to which a direct competitor of the terminating party acquires Control of the other party. "CONTROL" means and includes the direct or indirect ownership of all or substantially all of the assets of a party by any third party, the direct or indirect ownership or control, by contract or otherwise, of more than 50% of the voting securities of the acquired party, or the right to appoint or elect, whether directly or indirectly, a majority of the Board of Directors of a party, and a "CHANGE OF CONTROL TRANSACTION" means any transaction or related series of transactions pursuant to which a third party may gain Control of a party, whether by merger, consolidation, issuance or acquisition of voting securities, sale of all or substantially all of the assets of a party, or otherwise.

     10.4 TERMINATION ON FORCE MAJEURE EVENT. In addition, BML and BPT may terminate this Agreement upon written notice to Hardinge if a Force Majeure Event continues for one hundred and eighty (180) or more continuous days or for more than one hundred and eighty (180) days in any two hundred and forty (240) day period.

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     10.5    EFFECT OF TERMINATION.

             10.5.1 TERMINATION BY BML UPON A CHANGE OF CONTROL TRANSACTION. If BML and BPT are the subject of a Change of Control Transaction (except for a Change of Control transaction pursuant to which an Affiliate of BML or BPT acquires Control of BML or BPT) at any time following the date of this Agreement, BML may elect to terminate this Agreement by written notice to Hardinge. If such event occurs on or before *************, BML will pay to Hardinge the sum of U.S. **********. If BML terminates this Agreement in any month following *********, such amount will decline by U.S. ******** for each month following ********* through and including the month of termination, until such time as BML may terminate due to a Change of Control Transaction without obligation to Hardinge for any payment pursuant to this Section 10.5.1. If BML so elects to terminate this Agreement on or before the *********** anniversary of the date of this Agreement, BML and Hardinge shall be subject to the obligations set forth in Section 10.5.3 in addition to the obligations set forth in this Section 10.5.1 above, to the extent applicable. If BML so elects to terminate this Agreement after the *********** anniversary of the date of this Agreement, BML and Hardinge shall be subject to the obligations set forth in Section 10.5.3 below, other than the obligations set forth in subsections (A)(iii) and (B)(i) of such Section 10.5.3. Following any termination pursuant to this Section 10.5.1, BML will thereafter provide to Hardinge a discount of **% from list price for parts, accessories and spares ordered by Hardinge with respect to Products and Accessories purchased by Hardinge customers during the period that this Agreement was in full force and effect, and no royalty shall be due to BML or BPT on any resales by Hardinge of any such parts, accessories and spares.

             10.5.2 TERMINATION BY BML UPON DEFAULT BY HARDINGE. If this Agreement is terminated by BML in accordance with Section 10.2, 10.3 or
     10.4 , (A) Hardinge will (i) provide to BML all work papers and instructions necessary or useful for the production, distribution and sale of Products, Accessories and Spares, including but not limited to a list of customers for all or any part of any Product, Accessory or Spare, (ii) provide BML a list of suppliers of all or any part of any Product, Accessory or Spare, (iii) offer to sell to BML all of the tooling and molds used primarily for the manufacture of the Products, Accessories and Spares at ************************************************************************
     *************************************, all or part of which BML may elect to so purchase, (iv) render to BML such assistance as BML may reasonably request, at the expense of Hardinge, with respect to establishing a new source for manufacture of the Products, Accessories and Spares, including access to Hardinge personnel, and (v) provide, and continue to provide, such manufacturing and support services as BML may reasonably request for a period of six (6) months to enable BML to continue to procure, sell, distribute, promote and service the Products, Accessories and Spares, on the same terms and conditions and for the same compensation as would have been the case prior to termination, and (B) BML will (i) purchase from Hardinge all tooling purchased by Hardinge from the BMI estate and then in the possession of Hardinge (the "BMI Tooling")*****************************
     ***************************************************************************

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     ****************************************, such purchase to occur within sixty (60) days of the date of termination, and (ii) purchase from Hardinge all inventory related to the Products, Accessories and Spares for *********
     ***************************************************************************
     ***************************************************************************
     ***************************************************************************
     **************. In no event will Hardinge be entitled to any reimbursement for unrecovered engineering costs and expenses for projects that were incomplete prior to the date of termination by BML pursuant to Section 10.2, 10.3 or 10.4.

             10.5.3 TERMINATION BY HARDINGE UPON DEFAULT BY BML OR BPT. If this Agreement is terminated by Hardinge in accordance with Section 10.2 or 10.3, (A) Hardinge will (i) provide to BML all work papers and instructions necessary or useful for the production, distribution and sale of Products, Accessories and Spares, including but not limited to a list of customers for all or any part of any Product, Accessory or Spare, (ii) provide BML a list of suppliers of all or any part of any Product, Accessory or Spare,
     (iii) offer to sell to BML all of the tooling used primarily for the manufacture of the Products, Accessories and Spares (other than the BMI Assets (as such term is defined in subpart B(i) below)) at ****************
     ***************************************************************************
     ***********************, all or part of which BML may elect to so purchase,
     (iv) render to BML such assistance as BML may request, at the expense of BML, with respect to establishing a new source for manufacture of the Products, Accessories and Spares, including access to Hardinge personnel, and (v) provide, and continue to provide, such manufacturing and support services as BML may request for a period of six (6) months to enable BML to continue to procure, sell, distribute and promote the Products, Accessories and Spares, on the same terms and conditions and for the same compensation as would have been the case prior to termination, and (B) BML will (i) purchase from Hardinge all tooling and assets purchased by Hardinge from the BMI estate and then in the possession of Hardinge (the "BMI Assets") for ***********************************************************************
     *********************************************************************, such purchase to occur within sixty (60) days of the date of termination, (ii) purchase from Hardinge all inventory related to the Products, Accessories and Spares for*************************************************************
     ***************************************************************************
     ***************************************************************************
     ***************************************************************************
     *********, and (iii) BML will reimburse Hardinge for all engineering costs directly related to the Products, Accessories and Spares and incurred by Hardinge over the 24 month period prior to termination, to the extent such costs had not been previously reimbursed in whole or in part by BML.

             10.5.4 RIGHT OF FIRST NEGOTIATON. If BPT either (i) determines at any time to transfer any or all of its rights in the Intellectual Property Rights, or (ii) is the subject of a proposed Change

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     of Control Transaction, in either case to a third party that is not an
     Affiliate of BPT, BPT shall provide written notice to Hardinge of such determination (the "SALE NOTICE"). Within ******** days following receipt of the Sale Notice, Hardinge may give written notice to BPT that it wishes to negotiate with BPT concerning terms for the acquisition by Hardinge of the Intellectual Property Rights which are the subject of the transaction described in subparts (i) or (ii) above, whereupon BPT and Hardinge shall enter into good faith, exclusive negotiations for the sale of such Intellectual Property Rights. In the event that binding material terms for the acquisition by Hardinge of such Intellectual Property Rights are not mutually agreed to by Hardinge and BPT within ********** days following the date of the Sale Notice, BPT and its Affiliates shall be at liberty within the period of ******** thereafter to directly or indirectly sell, transfer or dispose of the Intellectual Property Rights to a third party that is not an Affiliate of BML or BPT, in whole or in part, as BPT may determine in its sole discretion (and which may, for the avoidance of doubt, include a sale, transfer or disposal to Hardinge or one of its Affiliates). Any such proposed sale, transfer or disposal after such further period of one year shall be subject to the terms of this Section 10.5.4.

             10.5.5 NON-COMPETITION. Hardinge will not, and will not permit any of its Affiliates, during the term of this Agreement and for the period of ten (10) years after termination of this Agreement for any reason, either on its own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, partner, agent or otherwise in carrying on any business which involves the manufacture, sourcing or sale of Knee Mill Products or spares for Knee Mill Products.

             10.5.6. ADDITIONAL MATTERS WITH RESPECT TO TERMINATION. If this Agreement is terminated pursuant to this Section 10, all obligations of the parties under this Agreement will terminate, except that the obligations in this Section 10 and in Sections 4.6, 5.3, 9.4, 12, 13.1, 13.6, 13.7 and
     13.9 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by another party, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, provided however that under no circumstances shall Hardinge be responsible for any Minimum Royalty or damages based thereon (except for any Minimum Royalty payable at the time of such termination for Net Sales occurring prior to such termination) regardless of the reason for such termination. All obligations of BML and Hardinge pursuant to Sections
     10.5.2 and 10.5.3 above shall be performed within thirty (30) business days following the effective date of termination unless such obligations by its terms requires a longer period of performance. Notwithstanding anything in this Agreement to the contrary, upon termination for any reason the licenses granted to Hardinge under this Agreement shall expire, Hardinge will immediately cease and desist from any use of any of the Intellectual Property Rights and the Technical Information, and shall return to BPT within thirty (30) days from the effective date of termination all Intellectual Property Rights and Technical Information in Hardinge's possession or control.

     Section 11. WARRANTIES, REPRESENTATIONS AND INDEMNIFICATION.

     11.1 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants as of the date of this Agreement to the other parties as follows:

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     (a) Such party is a corporation duly organized, validly existing and, in the case of Hardinge and BPT only, in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now conducted.

     (b) This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms. Such party has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary corporate action.

     (c) Neither the execution and delivery of this Agreement by such party nor the consummation or performance of any of the transactions contemplated by this Agreement by such party will give any person the right to prevent, delay or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to:

                 (i)     any provision of such party's Governing Documents;

                 (ii) any resolution adopted by the board of directors or the shareholders of such party;

                 (iii) any legal requirement of whatever nature or order, injunction, judgment, or arbitration award of whatever nature to which such party may be subject; or

                 (iv) any contract to which such party is a party or by which it may be bound.

     (d) Such party is not and will not be required to obtain any consent, approval, ratification, waiver or other authorization from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     (e) There is no pending proceeding that has been commenced against such party and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. No such proceeding has been threatened or is pending.

     (f) Such party is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means either that (i) the sum of the debts and other probable liabilities of such party exceeds the present fair saleable value of its assets, or (ii) such party is able to pay its debts generally as they become due.

     11.2 FURTHER REPRESENTATION BY BPT. BPT represents and warrants as of the date of this Agreement to Hardinge that, to its knowledge and subject to the terms of the Transition License Agreement, it owns the entire right, title and interest in and to the Intellectual Property Rights and Technical Information and that, to its knowledge, the Intellectual Property Rights and Technical Information do not infringe on the rights of third parties and neither BML nor BPT has, except for the Transition License Agreement, licensed the Intellectual Property Rights or Technical Information for use by, or otherwise made the Intellectual Property Rights available to, any third party.

     11.3. INDEMNIFICATION BY BML AND BPT. BML and BPT, severally and jointly, will indemnify and hold harmless Hardinge for, and will pay to Hardinge the monetary value of, any liability, loss, damage, claim, action, cause of action, reasonable cost and reasonable expense (including reasonable attorneys' fees and expenses) (collectively, the "Liabilities") arising, directly or indirectly, from or in connection with:

     (a) any claim by any third party that the Intellectual Property Rights or Technical Information infringe the intellectual property rights of such third party;

     (b) claims relating to defects in, or alleged defects in, products manufactured or sold by BMI prior to the date of this Agreement (it being represented by BML and BPT that neither BML nor BPT or any of their Associates has assumed any liabilities or obligations of BMI, whether fixed, contingent or otherwise and whether known or unknown);

     (c) subject to Section 11.4(b), product liability, including but not limited to warranty costs, resulting from design defects in, or alleged defects in, the Products (excluding Product Enhancements once the same have been categorized as Products pursuant to Section 9.3) and Spares sold by Hardinge after the date of this Agreement, provided that in no circumstances shall BPT or BML be liable hereunder if and to the extent that such warranty costs arise as a result of the sale by Hardinge after the date of this Agreement of Products or Spares that Hardinge is aware suffer from, or may suffer from, a design defect or defects, save to the extent that the relevant Liability has arisen or been increased by fraud, willful misconduct or gross negligence on the part of Hardinge.

     11.4 INDEMNIFICATION BY HARDINGE. Hardinge will indemnify and hold harmless BPT and BML for, and will pay to BPT and BML the monetary value of, any Liabilities arising, directly or indirectly, from or in connection with:

     (a) product liability related to the quality (other than design quality), materials or workmanship of the Products and Spares manufactured by Hardinge after the date of this Agreement;

     (b) product liability resulting from defects in, or alleged defects in, any alterations to the designs and specifications of the Products, Accessories and Spares implemented by Hardinge in accordance with Section 5.1 (excluding the last sentence thereof), save to the extent that the relevant Liability has arisen or been increased by fraud, willful misconduct or gross negligence on the part of BPT or BML. Notwithstanding anything in this Agreement to the contrary, Hardinge does not extend any indemnity of any kind to BPT, BML or any of their Affiliates with regard to any matter arising out of or related to defects in, or alleged defects in, products or spares manufactured or sold by BMI prior to the date of this Agreement.

     11.5 PRODUCT LIABILITY INSURANCE. Each party shall obtain and carry in full force and effect adequate product liability insurance. Each party will use their reasonable efforts to name the other parties as an additional named insured under such insurance policy or policies.

     11.6. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY AND SPECIFICALLY SET FORTH IN SECTIONS 11.1 AND 11.2 ABOVE, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO PERFORMANCE, MARKETABILITY, TITLE OR OTHERWISE IN ANY RESPECT RELATED TO THE INTELLECTUAL PROPERTY RIGHTS, TECHNICAL INFORMATION, PRODUCTS, ACCESSORIES, SPARES, PATENT RIGHTS OR MARKS. EACH PARTY FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY REGARDING INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF THIRD PARTIES IN CONNECTION WITH THE PRACTICE OF THE INTELLECTUAL PROPERTY RIGHTS, TECHNICAL INFORMATION, PATENT RIGHTS OR MARKS, OR THE MAKING, USING OR SELLING OR OTHER DISTRIBUTION OF PRODUCTS, ACCESSORIES, SPARES OR PRODUCT ENHANCEMENTS BY ANY PERSON OR ENTITY.

     Section 12. CONFIDENTIALITY.

     12.1.   DEFINITION OF CONFIDENTIAL INFORMATION

             (a) As used in this Section 12, the term "Confidential Information" includes any and all of the following information of Hardinge, on the one hand, and BML and BPT on the other (acting jointly and being treated as one party for all purposes of this Section 12), that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by any party or its Representatives (collectively, the "Disclosing Party") to another Party or its Representatives (collectively, the "Receiving Party"):

                   (i) all information that is a trade secret under applicable trade secret or other law;

                   (ii) all Intellectual Property Rights, Technical Information, information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures and all similar information, including but not limited to the data and information referred to in Sections 5.3 and 9.4;

                   (iii) all non-public information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented); and

                   (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in Section, upon any information included in the foregoing.

             (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 12 to the extent included within the definition. Hardinge, BPT and BML hereby waive any requirement that the other Party submit proof of the economic value of any trade secret (but only for purposes of seeking equitable relief) or post a bond or other security in any action to enforce its rights with respect to its Confidential Information.

     12.2    RESTRICTED USE OF CONFIDENTIAL INFORMATION.

             Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than for the purposes contemplated by this Agreement; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of the Disclosing Party. The Parties may disclose the Confidential Information of the other Party to their respective Representatives, provided that the Parties shall (x) enforce the terms of this
Section 12 as to their respective Representatives; (y) take such action to the extent necessary to cause their Representatives to comply with the terms and conditions of this Section 12; and (z) be responsible and liable for any breach of the provisions of this Section by their Representatives.

     12.3    EXCEPTIONS.

     Section 12.2 does not apply to that part of the Confidential Information of a Disclosing Party that (a) was, is or becomes generally available to the public other than as a result of a breach of this Section 12 by the Receiving Party or its Representatives, (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party, (c) was available to the Receiving Party prior to the date of this Agreement on a non-confidential basis from a third party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure, or
(d) subject to the provisions of Section 13.11, is required to be disclosed by the Receiving Party by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws.

     12.4    LEGAL PROCEEDINGS.

     If a Receiving Party becomes compelled in any proceeding or is requested by a governmental body having regulatory jurisdiction over the Receiving Party to make any disclosure that is prohibited or otherwise constrained by this Section 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such governmental body, provided, however, that the Receiving Party shall use reasonable efforts to obtain confidential treatment of any Confidential Information so disclosed.

     Section 13. MISCELLANEOUS.

     13.1. PUBLICITY. Except as required by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws, and subject to the provisions of Section 13.11, none of the parties will disclose or make public the terms or existence of this Agreement without the prior written consent of the other parties hereto. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as the parties mutually agree. Notwithstanding this Section 13.1, a party may disclose the terms of this Agreement to a third party (the "Potential Buyer") with whom it is in good faith negotiations for the proposed acquisition of Control of such party or of a portion of the business of such party by the Potential Buyer, provided that three (3) days' prior written notice has been provided to the other parties hereto and provided further that such party and the Potential Buyer have entered into a binding written agreement pursuant to which the Potential Buyer is required to keep the terms of this Agreement confidential.

     13.2. ASSIGNMENT; SUCCESSORS. Except in the event of a sale or transfer of all or substantially all of the assets of a party, whereupon such party shall be entitled to assign this Agreement or any of its rights or obligations hereunder to the acquiror of such assets (or as such acquiror directs), neither this Agreement nor any of the rights or obligations of a party to this Agreement may be assigned by such party without the prior written consent of the other parties, such consent to be granted or withheld in each party's sole discretion. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of each party's successors and permitted assigns. If BML or BPT sells or transfers, directly or indirectly, all or substantially all of its assets to one of its Affiliates, it shall at such time assign this Agreement, and its rights and obligations hereunder, to such Affiliate and such Affiliate shall assume all of said obligations.

     13.3. ENTIRE AGREEMENT, AMENDMENT AND WAIVER. This Agreement (including any Schedules) contains the entire understanding of the parties with respect to the subject matter of this Agreement, and supersedes any prior written or oral understanding, agreement or commitment with respect to such subject matter. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by all of the parties to this Agreement. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

     13.4. NOTICES. All notices required or desired to be given under this Agreement shall be delivered (i) personally by hand, (ii) by facsimile machine,
(iii) by recognized courier delivery service, or (iv) by first class registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

If to BML:      Bridgeport Machines Limited
                PO Box 22, Forest Road,
                Leicester, LE5 0FJ
                UK

If to BPT:      BPT Holdings Inc.
                C/o American Capital Strategies, Inc.
                5775 Sears Tower,
                233 South Wacker Drive,
                Chicago, IL, 60606, USA

If to Hardinge: Hardinge Inc.
                1 Hardinge Drive,
                Elmira, NY, 14902-1507, USA

The date of personal delivery, the date the facsimile is sent to the recipient (with receipt confirmed by the sending party), the date of deposit with the courier delivery service in the case of notice given to an address in the same country, or three (3) days following the date of deposit for mailing or with the courier delivery service in the case of notice given to an address in a different country, as the case may be, shall be the date such notice is deemed given under this Agreement

     13.5. SEVERABILITY. If any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and the validity of the remaining provisions shall not be affected.

     13.6. GOVERNING LAW. This Agreement is governed and interpreted under the laws of the State of New York, USA applicable to contracts made and to be performed entirely within the State of New York, USA.

     13.7. DISPUTE RESOLUTION. With respect to disputes, problems or claims arising out of or in connection with this Agreement ("Disputes"), the parties shall, in good faith and acting through the Program Managers, use their best efforts to resolve the Dispute. If after such efforts the Partners are unable within fifteen (15) days to resolve the Dispute in good faith, they shall promptly mutually agree upon a qualified, independent third party experienced in the area in Dispute to resolve such Dispute within the following thirty (30) days. The determination(s) of such qualified, independent third party shall be final and binding for purposes of this Agreement. Notwithstanding the foregoing, if (i) such third party is unable to make a determination within said thirty
(30) day period, or (ii) the Partners are unable to agree upon a third party to resolve the Dispute, either party may submit to final and binding arbitration before the American Arbitration Association ("AAA"), with an office located in New York, New York, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et sec. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with AAA, with a copy to the other party. The arbitration will be conducted in New York, New York, USA in accordance with the provisions of AAA's rules and procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with AAA and with one another in selecting an arbitrator from AAA panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they shall participate in the arbitration in good faith. The provisions of this Section with respect to the arbitration before AAA may be enforced by any court of competent jurisdiction, and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the parties against whom enforcement is ordered. The fees and expenses of such arbitration shall be borne by the non-prevailing party, as determined by such arbitration. The parties agree that this Section 13.7 has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described above, and that except as otherwise specifically set forth in this Agreement, this Section 13.7 shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters. The parties further agree that the decision of any such arbitrator will be final and binding on the parties, and may be enforced by any party in a court of competent jurisdiction. Nothing contained in this Section 13.7 shall prohibit any party from petitioning a court of competent jurisdiction at any time for equitable or declaratory relief.

     13.8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same agreement.

     13.9. REMEDIES. Due to the proprietary nature of the subject matter of this Agreement, the parties agree that their respective rights and obligations under this Agreement may be enforced by injunction, specific performance, or other equitable relief, without prejudice to any other rights and remedies the parties may have, and without the necessity of posting any bond or surety of any kind.

     13.10. RELATIONSHIP OF PARTIES. The parties to this Agreement are independent contractors. There is no relationship of joint venture, partnership or other relationship of a similar nature between or among the parties. No party has the right to bind or otherwise serve as the agent for any other party.

     13.11 SEC FILING. The parties acknowledge that the transactions contemplated by this Agreement will give rise to an obligation upon Hardinge to disclose the terms of this Agreement pursuant to federal securities laws. Hardinge agrees that it will (i) solely with respect to the first filing of this Agreement with respect to federal securities laws, consult with BML prior to any such disclosure in order to allow BML to comment on the content and form of the proposed disclosure, provided however that the final form and content of any such proposed disclosure shall be within the sole discretion of Hardinge, (ii) use good faith efforts to seek and obtain protective or other confidentiality orders with respect to such of the terms of this Agreement as Hardinge in its sole discretion determines, (iii) except as required by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws, not disclose, prior to a written decision by the Securities and Exchange Commission ("SEC") on any confidential information request made by Hardinge, any specific information that is the subject of such confidential information request, (iv) except as required by law or applicable regulation, including but not limited to the reporting and disclosure requirements under U.S. securities laws, commencing on the date of the SEC's written decision on such confidential information request and ending on the expiration of the period for which the SEC grants any confidential treatment, not disclose any specific information in respect of which the SEC grants confidential treatment, and (v) promptly provide BML with a copy of all correspondence to and from the SEC concerning such confidential information request, including but not limited to copies of the confidential treatment itself and of the SEC's written decision in respect thereof.

     13.12. HEADINGS. Headings used in this Agreement are for convenience only, and shall not be used to interpret or construe the meaning of this Agreement or the intentions of the parties with respect to any aspect of the Agreement.

                                           HARDINGE, INC.

                                           By: /S/ J. PATRICK ERVIN
                                              ----------------------------------
                                              J. PATRICK ERVIN
                                              CHIEF EXECUTIVE OFFICER


                                           BPT IP, LLC

                                           By: /S/ L. THOMAS GREGORY
                                              ----------------------------------
                                              L. THOMAS GREGORY
                                              PRESIDENT AND ASSISTANT SECRETARY


                                           BRIDGEPORT MACHINES LIMITED

                                           By: /S/  STUART J. WILKINS
                                              ----------------------------------
                                              STUART J. WILKINS
                                              MANAGING DIRECTOR

                                   SCHEDULE A


                                     PATENTS

                                      None

                                      MARKS


U.S. FEDERAL REGISTRATIONS

MARK                                  REGISTRATION NO.                    REGISTRATION DATE
BRIDGEPORT (and                         672,452                           1/13/59
Design)

QUILL MASTER (and                       681,116                           6/30/59
Design)

EZ-CAM                                1,338,961                           6/4/85

INTERACT                              1,361,441                           9/24/85

AIR-FLO                               1,424,600                           1/13/87

BRIDGEPORT                            1,742,918                           12/29/92

EZPATH                                1,831,904                           4/19/94

DISCOVERY TORQ-CUT                    1,989,670                           7/30/96
22 and Design

EZ PATH-II (and Design)               2,034,307                           1/28/97

EZ-TRAK                               2,038,846                           2/18/97

EXPLORER                              2,069,634                           6/10/97

POWERPATH                             2,086,548                           8/5/97

TORQ-CUT TC                           2,374,841                           8/8/00

CANADA

BRIDGEPORT                              243,145                           4/18/80


                                   COPYRIGHTS

TITLE                                 REGISTRATION NO.                    REGISTRATION DATE
Series I CNC, Machining               TX-954-329                          4/2/82
Center

Series I CNC:                         TX-954-328                          4/2/82
BridgeportSeries I CNC
Mill

O-C 14A                               TX-954-327                          4/2/82

Series II CNC                         TX-954-326                          4/2/82

Series I MDI                          TX-954-325                          4/2/82

E-Z CAM                               TX-954-324                          4/2/82

R2D3                                  TX-954-323                          4/2/82

Bridgeport Attachments                TX-954-322                          4/2/82
And Accessories For
Standard Vertical Milling
Machines

Bridgeport Winners, E-Z               TX-954-321                          4/2/82
CAM/CNC: Two Powerful
Tools For One Low Price

Top Shops: 1: For And                 TX-954-320                          4/2/82
About Shops That Are Tops
In Their Field

America Invades America               TX-954-319                          4/2/82

The Bridgeport Standard               TX-954-317                          4/2/82
Machines

American Classics At                  TX-954-316                          4/2/82
Import Prices

Choice Cut                            TX-954-314                          4/2/82

Make Your Used                        TX-882-049                          4/2/82
Bridgeport Work Like New

Supplemental Mass Storage             TX-882-048                          4/2/82
Boosts CNC Productivity

Add DNC Power to Your                 TX-882-047                          4/2/82
CNC Bridgeports

Buy From Bridgeport                   TX-864-141                          2/24/82
Direct, 1-800-243-4292

Why Bridgeport Has                    TX-864-140                          2/24/82
Decided To Sell To You
Direct

An American Classic At A              TX-864-139                          2/24/82
Foreign Price

The Bridgeport CNC's                  TX-864-138                          2/24/82

Get The Point                         TX-864-137                          2/24/82

Think Sharp                           TX-864-136                          2/24/82

There's More to Bridgeport            TX-864-135                          2/24/82
Than Meets The Eye

The Bridgeport CNC's                  TX-823-895                          12/24/81

The Real World                        TX-823-894                          12/24/81

The Easy Life                         TX-823-893                          12/24/81

Life Rolls On                         TX-823-92                           12/24/81

The Bridgeport CNC's                  TX-793-474                          10/30/81

Don't Buy A Cheap CNC                 TX-793-473                          10/30/81
(Buy A Bridgeport CNC
Cheaper)

Life line                             TX-811-219                          11/16/81

Introducing the automatic
Bridgeport                            TX-811-217                          11/16/81

                                   SCHEDULE B

                                    PRODUCTS

     Series I and Series II Standard and CNC version knee-mill machine tools, together with relevant variations and enhancements

                                   SCHEDULE C

                                PRODUCT WARRANTY

WARRANTY, DISCLAIMER AND REMEDY. Seller warrants to the original Buyer only that new Products manufactured by the Seller and sold directly by the Seller or through an authorized representative and used by the original Buyer within limits of rated and normal usage will be free from defects which are not commercially acceptable in material and workmanship for the following periods, measured from the date of shipment: 6 months for repair parts purchased after the original machine warranty expires; 12 months for all new machines. For vendor-supplied Products the warranty will be the vendor warranty or one year, whichever is shorter.

     This warranty shall apply only to new Products sold, installed, and maintained in North America or Mexico. Any Product not so sold, installed, and maintained, shall be sold "AS IS" and any repairs or service shall be provided in accordance with paragraph 12 of Seller's Terms and Conditions of Sale, "Repairs and Service - Non-Warranty," unless otherwise expressly agreed to in writing by Seller. In no event shall the Buyer have any rights greater hereunder than if all components were manufactured by Seller.

     The terms of this warranty do not in any way extend to any Product or part thereof which has a life under normal usage inherently shorter than one year, second-hand Products or Products which were not manufactured by the Seller and not sold under the Hardinge or Bridgeport trade name. Seller's obligation and liability with respect to components not manufactured by the Seller shall be limited to the extent of express warranties received by Seller from such component manufacturers unless said components are sold under the Hardinge or Bridgeport trade name, in which case, the new machine warranty shall be applicable.

     This warranty is void and of no effect and Seller shall not be liable for any breach of warranty, express or implied, if the equipment or any part or component thereof shall have been repaired or altered by persons other than the Seller unless expressly authorized in writing by Seller, or if the equipment is operated or installed contrary to Seller's instruction or subjected to misuse, negligence or accident.

     Written notice of any claimed defect within the warranty period must be presented to the Seller immediately upon Buyer's discovery of the defect.

     Seller shall have the option to inspect any parts claimed to be defective either at the Buyer's place of business or at the Seller's place of manufacture while the Product is in the claimed defective condition. No return shall be accepted unless Seller has had an opportunity to inspect the equipment or has expressly authorized the return. If the equipment defect constitutes a safety hazard, operation of the Product must be suspended until corrective action is completed. Seller, upon receipt of written notice of a claimed defect, will proceed without unreasonable delay to remedy any defect coming within the warranty which is found to exist. During the warranty period, parts found to be defective by Seller's inspection will be furnished free of charge, shipment F.O.B. Point of Origin.

     THERE ARE NO OTHER WARRANTIES THAT EXTEND BEYOND THE WARRANTY HEREIN CONTAINED. THE WARRANTY STATED HEREIN IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IS IN LIEU OF ANY AND ALL OTHER OBLIGATIONS OR LIABILITIES ON SELLER'S PART. No statement, oral or written, inconsistent with this warranty is binding on the Seller. No agent, employee or representative of the Seller, other than an officer, duly authorized, has any authority to bind the Seller to any confirmation, representation or warranty concerning the Seller's Product beyond that specifically included in the warranty contained herein. UNDER NO CIRCUMSTANCES WILL THE SELLER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGE OR EXPENSE OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, PERSONAL INJURIES AND LOSS OF PROFITS, ARISING IN CONNECTION WITH ANY CONTRACT OR WITH THE USE, ABUSE, UNSAFE USE OR INABILITY TO USE SELLER'S PRODUCTS. Seller's maximum liability shall not exceed and Buyer's remedy is limited to either (a) repair or replacement of the defective part or Product or at the Seller's option, (b) return of the Product and refund of the purchase price; and such remedy shall be the Buyer's entire and exclusive remedy. If the Buyer and the Seller agree that it would be in the best interest of both Parties to return the Product and refund the purchase price, the Buyer shall be liable for all costs associated with the usage of the Product from the date the installation is complete at the Buyer's facility to the date Seller is given written notice of an alleged defect or date of agreement to return the Product whichever is applicable. The cost of Product usage shall be based on the latest Seller rental price for renting a similar product as the Product being returned for the same period of time for which the Product was utilized by the Buyer. This cost shall be deducted from the purchase price refund to the Buyer.

     The sole purpose of the stipulated exclusive remedy shall be to provide the Buyer with free repair or replacement of defective Products, or refund of the purchase price, in the manner provided herein. This exclusive remedy shall not be deemed to have failed of its essential purpose so long as Seller is willing and able to repair or replace defective Products, or to refund the purchase price, in the prescribed manner.